Exhibit 16.1

Deloitte & Touche LLP

Certified Public Accountants

Suite 3600

201 N. Franklin Street

Tampa, FL 33602-4990

Tel: +1 813 273 8300

www.deloitte.com

May 17, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of SeaWorld Entertainment Inc.'s Form 8-K dated May 17, 2023, and have the following comments:

1.
We agree with the statements made in paragraphs 2, 3 and 5.
2.
We have no basis on which to agree or disagree with the statements made in paragraphs 1, 4 and 6.

Yours truly,

/s/ Deloitte & Touche LLP